UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39649	27-2654848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 600
Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 726-9662

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2022, Gatos Silver, Inc. (the “Company”) entered into an agreement with its Los Gatos Joint Venture (“LGJV”) partner, Dowa Metals & Mining Co., Ltd. (“Dowa”) to build and operate a new leaching plant to reduce fluorine levels in zinc concentrates produced at the Cerro Los Gatos Mine. This agreement amends the Priority Distribution Agreement, dated May 30, 2019 (the “Priority Distribution Agreement”), among Dowa, the Company, and the LGJV, to reduce the priority payment due to Dowa under the Priority Distribution Agreement to $10.3 million, after which each partner will retain its pro rata share of any dividends. The reduced priority payment amount reflects a portion of both the construction and future estimated operating costs of the new leaching plant, subject to the successful construction and operation of the plant. Should the leaching plant construction not occur, or the leaching plant not operate according to certain parameters during the first five years, portions of the $9.7 million priority distribution reduction could be reinstated.

Item 2.02. Results of Operations and Financial Condition.

On April 7, 2022, the Company issued a press release announcing the LGJV’s production results for the quarter ended March 31, 2022 and providing certain corporate updates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, the Company appointed Dale Andres as the Company’s Chief Executive Officer and as a member of the Company’s board of directors, effective April 7, 2022. Mr. Andres currently serves as the Company’s President. There are no arrangements or understandings between Mr. Andres and any other person pursuant to which Mr. Andres was selected as a director of the Company. Information required by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K relating to Mr. Andres was included in the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2021.

On April 5, 2022, Stephen Orr informed the Company and its board of directors that he intends to retire from serving as the Company’s Chief Executive Officer and as a member of the Company’s board of directors, effective April 7, 2022. Mr. Orr’s retirement did not occur because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, on April 5, 2022, Roger Johnson informed the Company that he intends to retire from serving as the Company’s Chief Financial Officer, effective May 21, 2022. On April 5, 2022, Philip Pyle informed the Company that he intends to retire from serving as the Company’s Vice President of Exploration and Chief Geologist, effective April 5, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: April 7, 2022	By:	/s/ Dale Andres
Dale Andres
Chief Executive Officer